                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We have issued our report dated February 8, 2002 (except for Note F as to which the date is March 1, 2002), accompanying the consolidated financial statements included in the Annual Report of Channell Commercial Corporation on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Channell Commercial Corporation on Form S-8 (File No. 333-36097, effective September 19, 1997).


/s/ Grant Thornton LLP

Los Angeles, California
March 21, 2002